UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 26, 2006

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive Indianapolis, Indiana	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On January 26, 2006, the Board of Directors ("Board") of Celadon Group, Inc., a Delaware corporation (the "Company"), reviewed and approved the following change to its compensation arrangements with non-employee directors:

The Board approved an increase in the annual retainer provided to non-employee directors to $30,000, from $27,500. There were no changes to the other annual retainers paid to non-employee directors, namely: $2,500 for each Board committee on which they serve, $5,000 for the Lead Director, $2,500 for the Audit and Corporate Governance Committee Chairman, and $2,500 for the Compensation and Nominating Committee Chairman. Aside from such cash compensation, non-employee directors also are reimbursed for their expenses incurred in attending Board and committee meetings. There are no fees based upon number of meetings attended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: January 31, 2006	By:	/s/ Stephen Russell
Stephen Russell
Chairman of the Board and Chief Executive Officer